Exhibit 107

Calculation of Filing Fee Table

S-1

(Form Type)

Range Impact, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(c)	33,166,670	(1)	$.21	(2)	$6,965,000	0.00014760	$1,028.03
	Total Offering Amounts							$6,965,000	-	$1,028.03
	Total Fees Previously Paid
	Total Fee Offsets							—	—	—
	Net Fee Due							—	—	$1,028.03

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (“Common Stock”) in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(2)	Pursuant to Rule 457(c) under the Securities Act of 1933, and estimated solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of the Common Stock covered by this Registration Statement is estimated to be $0.21, which is the average of the high and low sale prices of the shares of Common Stock as of December 18, 2024, as reported on the OTCQB.